Exhibit 10.25

FIRST AMENDMENT TO PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 1 OF 2

FIRST AMENDMENT TO PRODUCT SUPPLY AGREEMENT

This First Amendment to Product Supply Agreement (this “Amendment”) is made and entered into as of the 28th day of December, 2016 (the “Effective Date”), by and among SUPERVALU INC., a Delaware corporation, in its individual capacity and as agent for any other entity that, directly or indirectly, is owned or controlled by SUPERVALU INC.) (“Supplier”), and THE FRESH MARKET, INC., a Delaware corporation (“TFM”).

RECITALS:

A.	Supplier and TFM entered into a Product Supply Agreement (the “Supply Agreement”) dated as of the 12th day of August, 2016 relating to distributing goods by Supplier to supermarkets operated by TFM.

B.	TFM and Supplier desire to amend the Supply Agreement on tire terms and conditions hereinafter set forth,

AGREEMENT:

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Recitals; Definitions. All of the Recitals are incorporated into and made a part of this Amendment by reference. All capitalized terms which are not defined herein shall have the meanings ascribed to them in the Supply Agreement.

2.	Term. Section 1(b) of the Supply Agreement is amended by deleting the third (3rd) sentence thereof in its entirety and inserting in lieu thereof the following:

“The parties acknowledge and agree that TFM will be transitioning from its current supplier of various products, and the parties agree that such transition will begin on or about February 27, 2017 (the ‘Transition Beginning Date”) and will be completed no later than April 28, 2017; provided, however, the final actual completion date (which will be on or before April 28, 2017) will be mutually agreed to by the parties. Once the parties are able to finalize the date the transition activities will be completed, the parties will document such date, add three (3) months to that date, and the final transition completion date with the added three (3) months will be known in the Supply Agreement as the “Transition Completion Date”.”

3.	Vendor Transition Support. The first two sentences of Section 1(d) of the Supply Agreement are hereby deleted and replaced with the following:

“Supplier shall provide market support and otherwise assist TFM in transitioning from its current products supply vendor(s) by providing TFM with transition support payments totaling [***] (“Transition Support”)”. Supplier shall pay to TFM by means of a credit on the Retailer Statement [***] of the Transition Support (i.e., [***]) on or before March 13, 2017. Supplier shall pay to TFM by means of a credit on the Retailer Statement the remaining Transition Support amount on or before the [***] day following the mutually agreed upon final actual completion date.

4.

Earnings Release. The parties agree that, notwithstanding anything to the contrary which may be contained in the Supply Agreement, Supplier may disclose in its Fiscal 2017 third quarter earnings release tentatively

FIRST AMENDMENT TO PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 2 OF 2

(and not yet publicly) scheduled for January 11, 2017 and its Fiscal 2017 third quarter 10-Q filing, and/or disclose or discuss in any earnings call related to such release and filing, the anticipated date of commencement of the transition of business to Supplier.

5.

Ratification. Except as modified by this Amendment, the Supply Agreement shall remain in full force and effect. The Supply Agreement, as amended by this Amendment, is hereby ratified and confirmed by TFM and Supplier.

6.	Miscellaneous.

6.1

Severability. If any provision contained in this Amendment is held to be unenforceable by an arbitrator or by a court of law or equity, this Amendment will be construed as if such provision did not exist, and the unenforceability of such provision will not in any way affect the enforceability of any other provision of this Amendment.

6.2	Section Headings. The section headings of this Amendment are for reference only and will not be considered in the interpretation of this Amendment.

6.3

Counterparts. This Amendment may be executed in one or more counterparts, and via facsimile, pdf or other electronic signatures, all of which will be considered one and the same agreement, and will be effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

6.4

Entire Agreement. This Amendment constitutes the entire and integrated agreement between TFM and Supplier with respect to the subject matter of this Amendment. All previous understandings related to the subject matter of this Amendment, either written or oral, between the parties are annulled and superseded. No modification to this Amendment will be binding on either party unless it is in writing and signed by both TFM and Supplier.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by an authorized officer or representative, all as of the Effective Date.

THE FRESH MARKET, INC.		SUPERVALU INC.

By:		By:
Name:	Rich Anicetti	Name:	Mark Gross
Title:	President & CEO	Title:	President & CEO